Exhibit 99.1

   Great Elm Group, Inc.Strategic Transaction Conference CallDecember 29, 2020  © 2021 Great Elm Group, Inc.

 Disclaimer  Statements in this presentation that are “forward-looking” statements, including statements regarding expected growth, profitability and outlook involve risks and uncertainties that may individually or collectively impact the matters described herein. Investors are cautioned not to place undue reliance on any such forward-looking statements, which speak only as of the date they are made and represent Great Elm Group, Inc.’s (“Great Elm”) assumptions and expectations in light of currently available information. These statements involve risks, variables and uncertainties, and Great Elm’s actual performance results may differ from those projected, and any such differences may be material. Among the key factors that could cause actual results to differ materially from those projected in the forward-looking statements are risks associated with the economic impact of the COVID-19 pandemic on Great Elm’s businesses, including DME and GECC and its portfolio investments. For information on certain factors that could cause actual events or results to differ materially from Great Elm’s expectations, please see Great Elm Capital Group, Inc.’s (“GEC”) filings with the SEC, including its most recent annual report on Form 10-K and subsequent reports on Forms 10-Q and 8-K. Additional information relating to Great Elm’s financial position and results of operations is also contained in Great Elm Capital Group, Inc.’s (“GEC”) annual and quarterly reports filed with the SEC and available for download at its website www.greatelmcap.com or at the SEC website www.sec.gov.This presentation does not constitute an offer of any securities for sale.

 Overview  Great Elm completed an internal reorganization on December 29, 2020. As part of the reorganization, a new holding company, Great Elm Group (NASDAQ:GEG) was created. Great Elm Capital Group, Inc. (NASDAQ:GEC) became a subsidiary of GEG and was renamed Forest Investments, Inc. (“Forest”). Your shares in GEC were exchanged 1 for 1 into shares of GEG and will begin trading today on NASDAQ. The shares of GEC, now Forest, will cease to trade.    1  Following this reorganization, J.P. Morgan Broker Dealer Holdings, Inc. (“JPM”) provided financing in the form of a $37.7 Million investment to recapitalize Great Elm. Great Elm will use the proceeds to refinance its Durable Medical Equipment (“DME”) business, lowering its cost of capital    2  This financing is expected to increase DME’s ability to grow its business, both internally and through acquisitions, by adding $6 million of cash to DME’s balance sheet and giving DME additional senior debt capacity    3  The financing will also increase cash on GEG’s balance sheet by approximately $5mm, which GEG expects to use to fund growth in its Investment Management business or for other acquisitions    4  Great Elm today closed a financing in the form of a preferred equity investment from JPM  Transaction Highlights  GEG’s ability to use existing NOLs is unaffected    5

 Change in Name and Ticker  New Holding Company:Great Elm Group, Inc.(Nasdaq: GEG)  The name of the new holding company, GEG, helps to distinguish it from our publicly-traded BDC, Great Elm Capital Corp. (NASDAQ: GECC)As part of the transaction, GEC stockholders shares were exchanged in a 1:1 ratioThe reorganization has been completed and shares will begin trading under the new ticker on December 29, 2020

 Corporate Reorganization: How the Process Works  Great Elm Group, Inc.(Nasdaq: GEG)  GEC Became Forest  As part of the internal reorganization, GEC became Forest  Forest Issues Preferred Stock  JPM provided financing in the form of an investment in $35 million of 9% preferred shares issued by Forest with a maturity of December 29, 2027  Use of Proceeds  Proceeds of the financing will be used to refinance DME’s existing term loan debt of approximately $24.8 million as well as put cash on DME’s balance sheet to fund future growth  Distributions/Ownership  DME distributed approximately $2.3 million to GEG. JPM purchased 20% of the common equity of Forest from GEG for $2.7 million. Ultimately, Forest will be owned 80% by GEG and 20% by JPM

 Increases funding for DME to pursue add-on acquisitions  Refinances existing term loan debt  Increases liquidity at Holding Company  Great Elm Group, Inc.(Nasdaq: GEG)  Ability to use existing NOLs unaffected  Corporate Reorganization: Accomplishing Strategic Objectives

# Organizational Overview: What GEG Owns

Great Elm Group

**DME**

- GEG continues to own 80.1% of DME

**Investment Management**

- GEG owns 80.1% of entity which receives profits from managing Great Elm Capital Corp.
- Through its 100% ownership of GECM, GEG will receive 100% of profits of future funds

**Forest**

- GEG owns 80% of Forest
- Forest owns preferred equity in DME (used to refinance DME's former term loan)
- Forest owns 80.1% of Ft. Myers real estate investment
- Existing Federal NOLs unaffected

**Holdco Assets**

- Cash (all cash from GEC plus ~$5.0 million of distributions from this transaction)
- ~5.8 million shares of GECC

7

Employee Share Ownership  Significant Alignment of Interest  DirectorShare Ownership  Employees of GEG/Great Elm Capital Management, Inc. (“GECM”) collectively own approximately 1.9 million shares of GEG, representing approximately 7% of GEG’s outstanding shares1  The directors of GEG beneficially own approximately 5.2 million shares of GEG in the aggregate, representing approximately 20% of GEG’s outstanding shares  When combined, insider ownership totals approximately 27% of the outstanding shares We believe this level of insider ownership results in a significant and long-term alignment of interest between the shareholders and the insiders of GEG      Organizational Overview: Alignment of Interest

 Investor RelationsAdam Prior The Equity Group Inc. +1 (212) 836-9606 aprior@equityny.com  Appendix: Contact Information